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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated April 21, 1997, on our audit of the consolidated balance sheet of Tower Realty Trust, Inc.; dated April 21, 1997, on our audits of the combined financial statements and financial statement schedule of Tower Predecessor and dated April 21, 1997, on our audits of the combined statements of revenues and certain operating expenses of DRA Joint Ventures. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Dallas, Texas
August 5, 1997

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